EXHIBIT 10.4

GLOBAL GEOPHYSICAL SERVICES, INC.

2006 INCENTIVE COMPENSATION PLAN
(As Amended and Restated Effective February 5, 2010)

First Amendment

Global Geophysical Services, Inc. (the “Company”), having reserved the right under Section 7.7 of the Global Geophysical Services, Inc. 2006 Incentive Compensation Plan, as amended and restated effective February 5, 2010 (the “Plan”), to amend the Plan, does hereby amend the Plan, effective as of May 24, 2013, as follows:

1. The first two paragraphs of Section 1.2(g) of the Plan are hereby amended to read as follows:

“(g)           Committee.  The committee appointed by the Board to administer the Plan.  If the Company is a Publicly Held Corporation, then, except as provided in the immediately succeeding paragraph, the Plan shall be administered by the Committee appointed by the Board consisting of not less than two directors who fulfill the ‘nonemployee director’ requirements of Rule 16b-3 under the Exchange Act and the ‘outside director’ requirements of Code Section 162(m). In either case, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may retain all powers and duties of the Committee in a single committee or may allocate the powers and duties of the Committee among one or more separate committees, and any such separate committee need not satisfy the requirements of the immediately preceding paragraph if such separate committee is only delegated the authority to grant Incentive Awards to Participants who are not subject to Section 16(b) of the Exchange Act. The members of the Committee shall serve at the discretion of the Board.”

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the Company has caused these presents to be executed by the signature affixed hereto in a number of copies this 24th day of May, 2013, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, effective as of the dates set forth above.

GLOBAL GEOPHYSICAL SERVICES, INC.
By:	/s/ James E. Brasher
James E. Brasher, Sr. VP